EXHIBIT 2.1


                                     FORM OF

                      SEPARATION AND DISTRIBUTION AGREEMENT

                                 by and between

                                 FMC CORPORATION

                                       and

                            FMC TECHNOLOGIES, INC.



                          Dated as of ________ __, 2001

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                                TABLE OF CONTENTS

                                                                                                                      PAGE
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
ARTICLE I.     DEFINITIONS...........................................................................................   2

          1.1  General...............................................................................................   2
          1.2  References to Time....................................................................................  14

ARTICLE II.    THE CONTRIBUTION......................................................................................  14

          2.1  Contribution..........................................................................................  14
          2.2  Conditions Precedent to Consummation of the Contribution..............................................  16
          2.3  Certain Foreign Transfers.............................................................................  16
          2.4  Ancillary Agreements..................................................................................  17
          2.5  Transfers Not Effected Prior to the Separation; Transfers Deemed Effective as of the Assumption Time..  18
          2.6  Assumption of Debt....................................................................................  19
          2.7  Certificate of Incorporation; By-laws; Rights Plan....................................................  19

ARTICLE III.   THE IPO AND ACTIONS PENDING THE IPO...................................................................  19

          3.1  Transactions Prior to the IPO.........................................................................  19
          3.2  Proceeds..............................................................................................  19
          3.3  Costs and Expenses....................................................................................  19
          3.4  Conditions Precedent to Consummation of the IPO.......................................................  19

ARTICLE IV.    THE DISTRIBUTION......................................................................................  20

          4.1  Record Date and Distribution Date.....................................................................  20
          4.2  The Agent.............................................................................................  20
          4.3  Delivery of Share Certificates to the Agent...........................................................  20
          4.4  Actions Prior to the Distribution.....................................................................  20
          4.5  The Distribution......................................................................................  21
          4.6  Conditions to Obligations.............................................................................  21
          4.7  Costs and Expenses....................................................................................  22
          4.8  Satisfaction or Waiver................................................................................  22

ARTICLE V.     SURVIVAL AND INDEMNIFICATION..........................................................................  22

          5.1  Survival of Agreements................................................................................  22
          5.2  Indemnification.......................................................................................  22
          5.3  Procedures for Indemnification for Third-Party Claims.................................................  23
          5.4  Remedies Cumulative...................................................................................  25


                                       -i-
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ARTICLE VI.    CERTAIN ADDITIONAL COVENANTS..........................................................................  25

          6.1  Notices to Third Parties..............................................................................  25
          6.2  Licenses and Permits..................................................................................  25
          6.3  Intercompany Agreements; Intercompany Accounts........................................................  25
          6.4  Guarantee Obligations.................................................................................  26
          6.5  Further Assurances....................................................................................  26
          6.6  Qualification as Tax-Free Distribution................................................................  27
          6.7  Non-Solicitation......................................................................................  28
          6.8  Aircraft..............................................................................................  28

ARTICLE VII.   ACCESS TO INFORMATION.................................................................................  28

          7.1  Agreement for Exchange of Information.................................................................  28
          7.2  Ownership of Information..............................................................................  29
          7.3  Compensation for Providing Information................................................................  29
          7.4  Record Retention......................................................................................  29
          7.5  Limitation of Liability...............................................................................  29
          7.6  Other Agreements Providing for Exchange of Information................................................  29
          7.7  Production of Witnesses; Records; Cooperation.........................................................  29
          7.8  Confidentiality.......................................................................................  30
          7.9  Protective Arrangements...............................................................................  31

ARTICLE VIII.  NO REPRESENTATIONS OR WARRANTIES......................................................................  31

          8.1  No Representations or Warranties......................................................................  31

ARTICLE IX.    REGISTRATION RIGHTS...................................................................................  32

          9.1  Demand Registration Rights............................................................................  32
          9.2  Piggy-back Registration Rights........................................................................  33
          9.3  Registration Procedures...............................................................................  34
          9.4  Registration Expenses.................................................................................  37
          9.5  Termination of Registration Obligation................................................................  38

ARTICLE X.     TERMINATION...........................................................................................  38

         10.1  Termination by Mutual Consent.........................................................................  38
         10.2  Effect of Termination.................................................................................  38

ARTICLE XI.    MISCELLANEOUS.........................................................................................  38

         11.1  Complete Agreement; Corporate Power...................................................................  38
         11.2  Expenses..............................................................................................  39
         11.3  Governing Law.........................................................................................  39
         11.4  Notices...............................................................................................  39
         11.5  Amendment and Modification............................................................................  39
         11.6  Successors and Assigns; No Third-Party Beneficiaries..................................................  39

         11.7  Counterparts..........................................................................................  40
         11.8  Interpretation........................................................................................  40
         11.9  Severability..........................................................................................  40
        11.10  References; Construction..............................................................................  40
        11.11  Conflict with Ancillary Agreements....................................................................  40
        11.12  Post Foreign-Restructuring Capital Contribution.......................................................  40

ARTICLE XII.   NEGOTIATION...........................................................................................  40

         12.1  Negotiation...........................................................................................  40

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                                      -iii-

                      SEPARATION AND DISTRIBUTION AGREEMENT

          This SEPARATION AND DISTRIBUTION AGREEMENT (this "Agreement"), dated
                                                            ---------
as of _______ __, 2001, is by and between FMC CORPORATION, a Delaware corporation ("Parent"), and FMC TECHNOLOGIES, INC., a Delaware corporation and a
              ------
wholly owned subsidiary of Parent ("Technologies").
                                    ------------

                                    RECITALS
                                    --------

          WHEREAS, the Board of Directors of Parent has determined that it is in the best interests of Parent and its stockholders to separate Parent's existing businesses into two independent companies (the "Separation"), pursuant to the
                                                ----------
terms and subject to the conditions set forth in this Agreement;

          WHEREAS, to effect the Separation, Parent intends to cause the transfer to Technologies of certain assets of Parent and its Subsidiaries, and the assumption by Technologies of certain liabilities of Parent and its Subsidiaries, primarily related to the Technologies Business (the
"Contribution") as contemplated by this Agreement and the Ancillary Agreements;
 ------------

          WHEREAS, to effect the Separation, Parent further intends to cause Technologies to offer and sell for its own account in an initial public offering (the "IPO") an amount of shares of common stock, par value $.01 per share, of
      ---
Technologies (together with the Technologies Rights, "Technologies Common
                                                      -------------------
Stock") that will reduce Parent's beneficial ownership of Technologies Common
-----
Stock to an amount representing not less than 80.1 percent of the total voting power of Technologies;

          WHEREAS, to effect the Separation, Parent, in its discretion, may complete the Distribution;

          WHEREAS, it is the intention of the parties to this Agreement that, for United States federal income tax purposes, the Distribution shall qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code");
              ----

          WHEREAS, the Boards of Directors of Parent and Technologies have each determined that the Separation and the Contribution, the IPO, the Distribution and the other transactions contemplated by this Agreement and the Ancillary Agreements are in furtherance of and consistent with their respective business strategies and are in the best interests of their respective companies and stockholders and have approved this Agreement and the Ancillary Agreements; and

          WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation and certain other agreements that will govern certain matters relating to the Separation and the Contribution, the IPO and the Distribution and the relationship of Parent and Technologies and their respective Subsidiaries following the IPO and the Distribution.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1  General.  As used in this Agreement, the following
                       -------
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          Accounts Receivable Facility: the FMC Corporation Securitization program arising pursuant to the Receivables Purchase Agreement dated as of November 24, 1999 among FMC Funding Corporation, Parent, Corporation, as a servicer, CIESCO, L.P., Citibank, N.A. and Citicorp North America, Inc., as agent, and all documents, agreements and instruments related thereto.

          Action: any demand, action, lawsuit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal.

          Actual IPO Proceeds: the proceeds received (priced at the IPO price) from the underwriters by Technologies as a result of the IPO, net of all out-of-pocket fees, costs and expenses incurred in connection with completing the Contribution and IPO (including, without limitation, legal and accounting fees, costs and expenses, printing costs, filing, listing and Blue Sky fees, transfer agent and registrar costs, fees and expenses, expenses, fees and costs incurred in connection with the road show presentations and all related meeting and travel expenses), plus one-half the net amounts received (priced at the IPO
                  ----
price) in connection with the full exercise of any over-allotment option, whether or not such option is exercised in part, in full or not at all.

          Affiliate: with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided,
                                                                       --------
however, that, for purposes of this Agreement, no member of either Group shall
-------
be deemed to be an Affiliate of any member of the other Group. As used herein, "control" means the possession, directly or indirectly, of the power to direct
 -------
or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

          Agent: the distribution agent to be appointed by Parent to distribute the shares of Technologies Common Stock pursuant to the Distribution.

          Agreement: as defined in the Recitals hereto.

          Amended and Restated By-laws: the Amended and Restated By-laws of Technologies substantially in the form of Exhibit E hereto, with such changes as
                                          ---------
are acceptable to Parent and Technologies.

          Amended and Restated Certificate of Incorporation: the Amended and Restated Certificate of Incorporation of Technologies substantially in the form of Exhibit D hereto, with such changes as are acceptable to Parent and
   ---------
Technologies.

          Ancillary Agreements: the Benefits Agreement, the Tax Sharing Agreement, agreements relating to the Foreign Transfers and certain transfers and assumptions contemplated by Section 2.1(e), the Transition Services
                                --------------
Agreement, the Trademark License Agreement, the Insurance Proceeds Agreement, any shared facilities agreements and the other agreements entered into or to be entered into in connection with the Separation as contemplated by Article II of
                                                                  ----------
this Agreement.

          Assets: any and all assets, properties and rights (including goodwill) of every kind, nature and description, whether real, personal or mixed, tangible or intangible, accrued, contingent or otherwise, whether now existing or hereafter acquired, wheresoever situated, and in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including, without limitation, the following:

          (1) all cash, cash equivalents, notes, accounts receivable, notes receivable and mortgages receivable (whether current or non-current);

          (2) all interests in any capital stock or other equity interests, all rights as a partner or joint venturer or participant, certificates of deposit, banker's acceptances, bonds, notes, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, utility deposits, transferable shares, investment contracts, voting-trust certificates, fractional undivided interests in oil, gas or other mineral rights, all loans, advances or other extension of credit or capital contributions, and all puts, calls, straddles, warrants, options and other similar rights, and other securities of any kind;

          (3)  all Intellectual Property Rights;

          (4) all rights, title and interests in, to and under leases, subleases, contracts, licenses, permits, registrations, certifications, distribution arrangements, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products, other sales and purchase agreements, confidentiality agreements, and other agreements and business arrangements;

          (5)  all rights, title and interests in, to and under Real Property;

          (6) all leasehold improvements, fixtures, trade fixtures, machinery, equipment (including transportation and office equipment), tools, dies, furniture and furnishings;

          (7) all fixtures, machinery, equipment, tools, other inventories of supplies and spare parts, automobiles, forklifts, other vehicles and transportation equipment, furniture and office equipment, office supplies, production supplies, spare parts, other miscellaneous supplies, models, prototypes, test devices and other tangible assets or properties of any kind;

          (8) all apparatus, computers and other electronic data processing and computer equipment and all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

          (9) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

          (10) all raw materials, parts, work-in-process, supplies, finished goods, consigned goods, products and other inventories;

          (11) all deposits, letters of credit, performance and surety bonds, prepayments and prepaid or advanced payments and expenses, trade accounts and other accounts and notes receivable;

          (12) all rights to causes of action, lawsuits, judgments, claims, choses in action, all rights under express or implied warranties, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers, all rights of recovery and all rights of setoff of any kind and demands of any nature, in each case whether mature, contingent or otherwise, whether in tort, contract or otherwise, whether arising by way of counterclaim or otherwise;

          (13) all rights to receive mail, payments on accounts receivable and other communications;

          (14) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

          (15) all accounting and other files, records and data, including schematics, books, manuals, technical information and engineering data, programming information, computerized data, books of account, ledgers, employment records, lists and files relating to customers, vendors, suppliers and agents, quality records and reports, research records, cost information, pricing data, market surveys and marketing know-how, mailing lists, purchase and sale records and correspondence, advertising and marketing records, of every kind, whether on paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

          (16) all goodwill as a going concern and other intangible properties;

          (17) all rights under employee contracts, including any rights thereunder to restrict an employee from competing in certain respects; and

          (18) all permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with or issued by, any Governmental Authority in any jurisdiction, and all pending applications therefor.

          Assumption Time: 12:01 a.m. on May 1, 2001.

          Auto Liabilities: all Losses, whether direct or indirect, known or unknown, current or potential, past, present or future, with respect of bodily injury, personal injury or property damage arising from or relating to an automobile of a Discontinued Machinery Business.

          Benefits Agreement: the Employee Benefits Agreement, between Parent and Technologies, substantially in the form of Exhibit A hereto, with such
                                               ---------
changes as are acceptable to Parent and Technologies.

          Blackout Period: as defined in Section 9.1(b) hereof.
                                         --------------

          Business: the Technologies Business or the Parent Business.

          Business Day: any day, other than a Saturday or Sunday, or a day on which banking institutions are authorized or required by law or regulation to close in Illinois.

          Cash: the amount reflected in the cash and marketable accounts of any company's balance sheet as of any given date.

          CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.
                                          -------

          Closed Machinery Businesses: businesses, operations or products (including related joint ventures and alliances) set forth on Schedule G-1.
                                                              ------------

          Code: as defined in the Recitals hereto.

          Consents: any consents, waivers or approvals from, or notification requirements to, any third parties.

          Contribution: as defined in the Recitals hereto.

          Crosby Valve Businesses: as defined on attached Schedule J
                                                          ----------

          Demand: as defined in Section 9.1(a) hereof.
                                --------------

          Demand Registration: as defined in Section 9.1(a) hereof.
                                             --------------

          Demand Shares: as defined in Section 9.1(a) hereof.
                                       ---------------

          Discontinued Machinery Businesses: discontinued businesses, operations or products (including related joint ventures and alliances) set forth on Schedule G-2.
------------

          Distribution: the distribution of all issued and outstanding shares of Parent Technologies Shares by means of Spin-Off; a Split-Off; or a combination of a Spin-Off and a Split-Off.

          Distribution Date: the date as of which the Distribution shall be effected, to be determined by, or under the authority of, the Board of Directors of Parent consistent with this Agreement.

          Distribution Information Statement: as defined in Section 4.4 hereof.
                                                            -----------

          Environmental Law: any federal, state, local, foreign or international statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law (including tort and environmental nuisance law), legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority, now or hereafter in effect relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined, designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances, including, without limitation, CERCLA, the Superfund Amendments and Reauthorization Act and the Resource Conservation and Recovery Act and comparable provisions in state, local, foreign or international law.

          Environmental Liabilities: all Losses, whether direct or indirect, known or unknown, current or potential, past, present or future: (i) imposed by, under or pursuant to any Environmental Law, including all Losses related to Remedial Actions, and all fees, capital costs, disbursements and reasonable out-of-pocket costs, fees and expenses of counsel, experts, contractors, personnel and consultants based on, arising out of or otherwise in respect of: (A) the applicable Business, the Real Property owned by such Business or any other property owned, operated, used or leased by such applicable Business at any time; or any other property where such applicable Business contracted or arranged for disposal at any time; (B) conditions existing on, under, around or above any such property; and (C) expenditures necessary to cause any such property or any aspect of the applicable Business to be in compliance with any and all requirements of Environmental Laws; and (ii) with respect of bodily injury, personal injury or property damage arising from or relating to Releases of Hazardous Substances.

          Exchange Act: the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

          Expected IPO Proceeds: the estimated amount of proceeds (at the estimated IPO price) that Technologies will receive as a result of the IPO, net of all estimated out-of-pocket fees, costs and expenses incurred in connection with completing the Contribution and IPO (including, without limitation, legal and accounting fees, costs and expenses, printing costs, filing, listing and Blue Sky fees, transfer agent and registrar costs, fees and expenses, expenses, fees and costs incurred in connection with the road show presentations and all related meeting and travel expenses) from the underwriters, plus one-half the net amount that would be received (at the estimated IPO price) in connection with the full exercise of any over-allotment option.

          Final Calculation Date: April 30, 2001.

          Financing Facilities: (a) the $200,000,000 180-Day Revolving Credit Agreement, dated as of February 21, 2001, among Parent, Technologies, Citibank, N.A., as Administrative Agent, Salomon Smith Barney Inc., as Lead Arranger, and the Lenders named party thereto; (b) the $250,000,000 Five-Year Credit Agreement, dated as of April __, 2001, the Lenders named therein, as Lenders, and Banc of America Securities LLC, as Administrative Agent and LC Issuer; and
(c) the $150,000,000 364 Day Credit Agreement, dated as of April __, 2001, the Lenders named therein, as Lenders, Banc of America Securities LLC, as Administrative Agent.

          FMC Logo: all trademarks, service marks, and trade names that consist of only the term "FMC," including stylized versions thereof, and which do not contain any other words or logos in combination therewith.

          Foreign Exchange Contracts: hedge and option arrangements entered into by Parent in respect of the Technologies Business.

          Foreign Exchange Rate: with respect to any currency other than United States dollars as of any date, the average closing exchange rate at which United States dollars may be exchanged for such currency (as quoted in the Wall Street Journal) for the twenty (20) Business Days immediately preceding the day on which such payment is required to be made.

          Foreign Transfer Taxes: Taxes that may be imposed by any jurisdiction other than the United States or any political subdivision thereof in connection with the Foreign Transfers on any member of the Technologies Group or the Parent Group.

          Foreign Transfers: as defined in Section 2.3(a) hereof.
                                           --------------

          General Liabilities: all Losses, whether direct or indirect, known or unknown, current or potential, past, present or future, with respect to bodily injury, personal injury, property damage or other wrongs arising from the premises or the operations of a Discontinued Machinery Business. General Liabilities exclude all Liabilities arising out of or in connection with location of asbestos on the Real Property of Discontinued Machinery Businesses and also excludes all Environmental Liabilities related to Discontinued Machinery Businesses.

          Governmental Approvals: any notices, reports or other filings to be made, or any consents, registrations, approvals, licenses, permits or authorizations to be obtained from, any Governmental Authority, and any financial instruments or assurances required to be maintained in connection with such Governmental Approvals.

          Governmental Authority: any federal, state, local, foreign or international court, government, department, commission, board, bureau or agency, or any other regulatory, administrative or governmental authority, including the NYSE.

          Group: the Parent Group or the Technologies Group.

          Hazardous Substances: any substance (including petroleum and petroleum derivatives and products) that (i) is defined, listed or identified as a "hazardous waste,"

"hazardous material" or "hazardous substance" under CERCLA or the Solid Waste Disposal Act or any analogous state Law or (ii) requires investigation, removal or remediation under an applicable Environmental Law.

          Indemnifiable Losses: all Losses suffered (and not actually reimbursed by insurance proceeds) by an Indemnitee, including any reasonable out-of-pocket fees, costs or expenses of enforcing any indemnity hereunder; provided that
                                                              --------
"Indemnifiable Losses" shall not include: (i) any special, indirect, incidental, punitive or consequential damages whatsoever of any Indemnitee, including, without limitation, damages for lost profits and lost business opportunities, arising in connection with any Action other than any Action by any Person (including, without limitation, any Governmental Authority) who is not a party to this Agreement or an Affiliate or Subsidiary of such a party; or (ii) any such Losses caused by, resulting from or arising out of the gross negligence, willful misconduct or fraud of such Indemnitee.

          Indemnifying Party: a Person who or which is obligated under this Agreement to provide indemnification.

          Indemnitee: a Person who or which may seek indemnification under this Agreement.

          Indemnity Payment: an amount that an Indemnifying Party is required to pay to or in respect of an Indemnitee pursuant to Article IV.
                                                     ----------

          Information: all records, books, contracts, instruments, computer data and other data and information.

          Initial Calculation Date: March 31, 2001.

          Insurance Proceeds Agreement: the Insurance Proceeds Agreement between Parent and Technologies, substantially in the form of Exhibit I hereto,
                                                              ---------
with such changes as are acceptable to Parent and Technologies.

          Intellectual Property Rights: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivation, and combinations thereof and including all goodwill associated therewith ("Marks"), including registered and unregistered Marks and all applications, registrations, and renewals in connection with the Marks; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, all computer software (including data and related documentation), all websites as well as supporting HTML coding and source code, all mask works and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and confidential information, including ideas, research and development, know-how, proprietary processes and formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals; (e) any income, royalties and payments which accrue as of the IPO Closing or thereafter with respect to any of the foregoing items, including payments for past, present or future infringements or misappropriation thereof, the right to sue and recover for past infringements or misappropriation thereof; (f) any goodwill associated with any of the foregoing;
(g) all other proprietary rights; and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          Intended Offering Notice: as defined in Section 9.2(a) hereof.
                                                  --------------

          Internal Spin-Off: that certain transaction whereby Intermountain Research and Development Corporation shall distribute all of the shares of FMC International A.G. to Parent.

          IPO: as defined in the Recitals hereto.

          IPO Date: the date of the closing of the IPO in accordance with
Article III hereof and the Underwriting Agreements.
-----------

          IPO Registration Statement: the registration statement on Form S-1 of Technologies under the Securities Act relating to the Technologies Common Stock to be issued in the IPO.

          Liabilities: any and all losses, claims, charges, debts, demands, actions, causes of action, lawsuits, damages, obligations, payments, costs, fees and expenses, sums of money, bonds, indemnities and similar obligations, covenants, contracts, controversies, agreements, promises, omissions, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs, fees and expenses of demands, assessments, judgments, settlements and compromises relating thereto and out-of-pocket attorneys' costs, fees and expenses and any and all costs and expenses incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

          Losses: losses, Liabilities, damages, claims, demands, judgments, fines, penalties, obligations, payments, costs, fees, expenses, Actions or settlements of any nature or kind, including all reasonable out-of-pocket costs, fees and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto.

          Non-Technologies Business: any business or operation of the Parent or a Parent Subsidiary other than a Technologies Business.

          Non-Technologies Business Transfer: a transaction whereby a Non-Technologies Business is transferred to Technologies or a Technologies Subsidiary.

          NYSE: New York Stock Exchange, Inc.

          Parent: as defined in the Recitals hereto.

          Parent Assets: all of the Assets owned by Parent or its Subsidiaries, other than the Technologies Assets.

          Parent Business: all businesses and operations (including related joint ventures and alliances) of Parent, other than the Technologies Business.

          Parent Group: Parent and its Subsidiaries other than members of the Technologies Group.

          Parent Indemnitees: Parent, each Affiliate of Parent and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

          Parent Liabilities: all of the Liabilities of Parent and its Subsidiaries, other than the Technologies Liabilities.

          Parent Common Stock: shares of Common Stock, par value $.01 per share, of Parent.

          Parent Subsidiaries: all direct and indirect Subsidiaries of Parent other than Technologies and the Technologies Subsidiaries.

          Parent Technologies Shares: all issued and outstanding shares of Technologies Common Stock owned by Parent or any member of the Parent Group.

          Person: an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

          Piggy-back Notice: as defined in Section 9.2(a) hereof.
                                           --------------

          Piggy-back Shares: as defined in Section 9.2(a) hereof.
                                           --------------

          Pre-Distribution Period: as defined in the Tax Sharing Agreement.

          Product Liabilities: all Losses, whether direct or indirect, known or unknown, current or potential, past, present or future, with respect to bodily injury, personal injury, property damage or other wrongs arising from the use, consumption or services related to products of a Discontinued Machinery Business. Product Liabilities exclude all Liabilities arising out of or in connection with the use or manufacture of products containing asbestos by a Discontinued Machinery Businesses.

          Real Property: real property of whatever nature, including all easements and rights of way, servitudes, leases, subleases, permits, licenses, options and other real property rights and interests, as an owner, mortgagee or holder of a security interest in real property, lessor, sublessor, lessee, sublessee or otherwise, and all rights, title and interests in and to all buildings, fixtures and improvements thereon.

          Record Date: the close of business on the date to be determined by the Board of Directors of Parent as the record date for determining shareholders of Parent entitled to receive shares of Technologies Common Stock in the Distribution.

          Registrable Shares: as defined in Section 9.3(g) hereof.
                                            --------------

          Registration Statement: as defined in Section 9.3 hereof.
                                                -----------

          Representative: with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

          Release: anything defined as a "release" under CERCLA or the Solid Waste Disposal Act.

          Remedial Action: any and all measures necessary to reduce the level of Hazardous Substances to levels which comply with Remediation Standards.

          Remediation Standards: the least stringent standards for performing a Remedial Action that are required pursuant to Environmental Laws applicable where the property subject to Remedial Action is based.

          SEC: the Securities and Exchange Commission.

          Securities Act: the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          Separation: as defined in the Recitals to this Agreement.

          Shared Facilities: Shared Regional Headquarters and any production facilities, manufacturing sites, warehouses, distribution centers, sales offices, data processing centers, administrative offices or other facilities (whether owned or leased) of Parent or any of its Subsidiaries in which operations of both the Technologies Business and the Parent Business are conducted as at the Assumption Time, including, without limitation, those listed on Schedule A hereto.
   ----------

          Shared Regional Headquarters: regional headquarters of Parent in which services are provided, as at the Assumption Time, to both the Technologies Business and the Parent Business set forth on Schedule B hereto.
                                              ----------

          Spin-Off: a special dividend by Parent of Parent Technologies Shares on a pro rata basis to holders of shares of Parent Common Stock, other than shares held in the treasury of Parent.

          Split-Off: an exchange offer by Parent in which holders of shares of Parent Common Stock other than shares held in the treasury of Parent would be offered the option of tendering all or a portion of their shares of Parent Common Stock in exchange for Parent Technologies Shares.

          Subsidiary: with respect to any specified Person, any corporation or other legal entity of which such Person or any of its subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body.

          Synthetic Lease: the transactions documented pursuant to the Participation Agreement, dated as of December 23, 1999 (the "Participation Agreement"), among FMC Corporation, as Lessee, Select Assets Trust I, as Lessor, Wilmington Trust Company, not in individual capacity except as expressly stated therein, but solely as Trustee, Advantage Asset Securitization Corp., as Note Purchaser, the Various Liquidity Banks party from time to time to the Liquidity Agreement referred to therein, FBTC Leasing Corp., as Certificate Holder, The Fuji Bank and Trust Company, as Collateral Agent, and the Liquidity Agent, party from time to time to the Liquidity Agreement referred to therein and the Operative Documents (as defined in the Participation Agreement).

          Tax: as defined in the Tax Sharing Agreement.

          Tax Sharing Agreement: the Tax Sharing Agreement between Parent and Technologies, substantially in the form of Exhibit B hereto, with such changes
                                           ---------
as are acceptable to Parent and Technologies.

          Technologies: as defined in the Recitals hereto.

          Technologies Assets: (1) except as expressly provided in the Ancillary Agreements, all Assets reflected on the Technologies Balance Sheet as set forth in the IPO Registration Statement or the accounting records supporting the Technologies Balance Sheet and all Assets of either Group acquired between December 31, 2000 and the Assumption Time which would have been included on the Technologies Balance Sheet had they been owned on December 31, 2000, excluding any Assets sold or otherwise disposed of on or prior to the Assumption Time; (2) all Assets primarily related to the Technologies Business at the Assumption Time that are owned, leased, licensed or held by any member of either Group at the Assumption Time; (3) all Real Property held by members of either Group primarily used in the Technologies Business; (4) all of the outstanding shares of all classes of capital stock or similar interests of the Technologies Subsidiaries to the extent owned by any member of the Parent Group and the partnership, joint venture, limited liability companies, limited liability partnerships and other equity interests and interests in consortia, alliances and similar arrangements primarily related to the Technologies Business, including, without limitation, those shares of capital stock and other interests listed on Schedule D; (5) the
                                                            ----------
rights of Technologies under any insurance policies and insurance contracts as provided in any Ancillary Agreement; (6) all computers, desks, furniture, equipment and other assets used primarily by employees of Parent who will become employees of Technologies pursuant to the Benefits Agreement; (7) all right, title and interest in and to all Foreign Exchange Contracts entered into in connection with the Technologies Business; and (8) all right, title and interest in and to all the Synthetic Lease; (9) all of the Assets listed on Schedule E; provided that:
                                                     ----------  --------

          (a) Intellectual Property Rights shall be Technologies Assets in the form and to the extent provided in Section 2.1(d); and
                                        --------------

          (b) Technologies Assets shall not include the Assets set forth on Schedule F.
     ----------

          Technologies Balance Sheet: the audited combined balance sheet of Technologies as of December 31, 2000, and the notes thereto, as set forth in the IPO Registration Statement.

          Technologies Business: (1) all businesses, operations or products (including related joint ventures and alliances) of the Energy Systems and Specialty Systems businesses of Parent and its Subsidiaries and Affiliates (whether or not currently owned, used or occupied by the Parent and its Subsidiaries or Affiliates) as of December 31, 2000; (2) all Closed Machinery Businesses; and (3) any business, operation or product line acquired or created by any member of the Energy Systems and Specialty Systems business at any time after December 31, 2000.

          Technologies Common Stock: as defined in the Recitals to this Agreement.

          Technologies Group: Technologies and the Technologies Subsidiaries.

          Technologies Indemnitees: Technologies, each Affiliate of Technologies and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

          Technologies Liabilities: (1) except as expressly provided in the Ancillary Agreements, all Liabilities reflected on the Technologies Balance Sheet as set forth in the IPO Registration Statement or the accounting records supporting such Technologies Balance Sheet and all Liabilities of either Group incurred or arising between December 31, 2000 and the Assumption Time which would have been included on the Technologies Balance Sheet had they been incurred or arisen on or prior to December 31, 2000, excluding those Liabilities (or portions thereof) that have been satisfied, paid or discharged prior to the Assumption Time; (2) except as expressly provided in the Ancillary Agreements, all Liabilities relating primarily to or arising primarily from the Technologies Assets or the Technologies Business, whether incurred or arising prior to, on or after the Assumption Time; (3) all Liabilities assumed by any member of the Technologies Group under an express provision of this Agreement or any Ancillary Agreement; (4) all Auto Liabilities, General Liabilities and Product Liabilities of the Discontinued Machinery Businesses; and (5) all Environmental Liabilities primarily related to the Technologies Business, Real Property transferred to the Technologies Group as part of the Technologies Assets or any other property owned, operated, used or leased in the course of operating any Technologies Business at any time or any other property where the Technologies Business contracted or arranged for disposal at any time (except that any Environmental Liabilities related to sites where both a Parent Business and a Technologies Business are liable shall be allocated between such Business based on the pro rata contribution of each Business); (6) all Liabilities related to or incurred in the manufacture of products of the Technologies Business sold to Third Parties by any member of either Group; (7) all Liabilities under the Financing Facilities and the Synthetic Lease; (8) Liabilities for Taxes in the amount of

$8,828,965 in excess of that amount specifically allocated under the Tax Sharing Agreement; (9) all Liabilities of the Technologies Group arising under this Agreement; provided, that Technologies Liabilities shall not, in any event,
           --------
include the Liabilities set forth on Schedule H.
                                     ----------

          Technologies Rights: the preferred share purchase rights of Technologies to be issued pursuant to the Technologies Rights Plan.

          Technologies Rights Plan: the Preferred Share Purchase Rights Agreement of Technologies, substantially in the form of Exhibit F hereto, with
                                                        ---------
such changes as are acceptable to Parent and Technologies.

          Technologies Subsidiaries: all direct and indirect Subsidiaries of Technologies, including foreign subsidiaries of Technologies to be transferred to or to be formed in connection with the Separation and the Foreign Transfers and any Subsidiary to be formed on or after the date hereof or Section 2.3
                                                               -----------
hereof, including the Subsidiaries set forth on Schedule I hereto.
                                                ----------

          Third-Party Claim: any claim, lawsuit, derivative suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person who or which is neither a party hereto nor an Affiliate of a party hereto.

          Trademark License Agreement: the Trademark License Agreement between Parent and Technologies, substantially in the form of Exhibit H, with such
                                                      ---------
changes as are acceptable to Parent and Technologies.

          Transition Services Agreement: the Transition Services Agreement between Parent and Technologies, substantially in the form of Exhibit C hereto,
                                                              ---------
with such changes as are acceptable to Parent and Technologies.

          Underwriting Agreements: the U.S. purchase agreement to be entered into between Technologies and the United States managing underwriters and the international purchase agreement to be entered into between Technologies and the international underwriters in each case with respect to the IPO.

          U.S. Transfer Taxes: any tax, charge, duty, impost or levy (including any penalties and interest thereon) imposed by the United States or any subdivision thereof in connection with the Contribution.

          SECTION 1.2  References to Time.  All references in this Agreement
                       ------------------
to times of the day shall be to City of Chicago time.

                                   ARTICLE II

                                THE CONTRIBUTION

          SECTION 2.1  Contribution.  (a)  On or prior to the Assumption Time
                       ------------
but subject to Section 2.2 and Section 2.3, Parent shall assign, transfer,
               -----------     -----------
convey and deliver, or cause to be assigned, transferred, conveyed or delivered, to Technologies or, at Technologies' option, to a Technologies Subsidiary all of Parent's and its Subsidiaries' respective rights, title and interests in all Technologies Assets. Effective as at the Assumption Time, the transfers described in this Section will result in Technologies or another member of the Technologies Group obtaining all of the rights, title and interests of Parent and its Subsidiaries in the Technologies Assets, subject to Section 2.4 and Section 2.5.
                   -----------     -----------

          (b)  Effective as at the Assumption Time and subject to Section 2.2
                                                                  -----------
and Section 2.3, Technologies shall, or shall cause a Technologies Subsidiary
    -----------
to, assume, pay, perform and discharge in due course all of the Technologies Liabilities in accordance with their respective terms.

          (c) Separation of Assets. The Technologies Assets (including Assets that are, or are contained in, the Shared Facilities) shall, to the extent reasonably practicable (including taking into account the costs of any actions taken), be severed, divided or otherwise separated from the Parent Assets so that members of the Technologies Group will own and control the Technologies Assets as at the Assumption Time and members of the Parent Group will own and control the Parent Assets as at the Assumption Time. Such separation may include subdivision of real property, subleasing or other division of shared buildings or premises and allocation of shared working capital, equipment and other Assets. Such separation shall be effected in a manner that does not unreasonably disrupt either the Technologies Business or the Parent Business and minimizes, to the extent practicable, current and future costs (and losses of Tax or other economic benefits) of the respective Businesses. With respect to any Asset that cannot reasonably be separated or otherwise allocated as provided above (i) all right, title and interest of Parent and the Parent Subsidiaries shall be allocated to the Group as to which such Asset is predominantly used or held for use or predominantly relates and (ii) the other Group shall have a right to use such Asset in its Business in a manner consistent with past practice for a period which is coterminous with the life of the Asset described in (i) (and the coextensive obligation to pay its allocable share of any costs or expenses related to such Asset pursuant to the last sentence of this Section 2.1(c)). To
                                                            --------------
the extent the separation of Assets cannot be achieved in a reasonably practicable manner, the parties will enter into appropriate arrangements regarding such shared Asset. Any costs related to the use of a shared Asset that is not separated as at the Assumption Time shall be allocated based on the methodology historically used by Parent.

          (d) Intellectual Property. Notwithstanding the foregoing or anything else contained herein, any Intellectual Property Rights of Parent or any of its Subsidiaries shall be licensed to or assigned, transferred or conveyed to Technologies, as the case may be, as follows:

          (1) With respect to Intellectual Property Rights used or held for use primarily in connection with the Technologies Business ("Technologies Group IP"), including but not limited to the
                 ---------------------
               Intellectual Property Rights listed in Schedule 2.1(d),
                                                      ---------------
               Technologies shall have full ownership (to the extent of Parent's rights therein) of such rights;

          (2)  Except as otherwise provided in Schedule 2.1(d), with respect to
                                               ---------------
               Technologies Group IP used or held for use in both the Technologies Business and the Parent Business on or before the Assumption Time, the Parent Group shall have a non-exclusive, worldwide, fully-paid, perpetual, royalty-free license, with the right to grant sublicenses in the ordinary course of an on-going business, to all rights therein only to the extent it was used or held for use by the Parent Business on or before the Assumption Time.

          (3)  Except as otherwise provided in Schedule 2.1(d), with respect to
                                               ---------------
               Intellectual Property Rights other than Technologies Group IP that are used or held for use in both the Technologies Business and the Parent Business on or before the Assumption Time, title to such rights shall be owned by the Parent Group, and the Technologies Group shall have a non-exclusive, worldwide, fully-paid, perpetual, royalty-free license, with the right to grant sublicenses in the ordinary course of an ongoing business, to all rights in the Intellectual Property Rights only to the extent it was used or held for use by the Technologies Business on or before the Assumption Time.

          (4) The licenses specified in this Section shall not restrict the subsequent transfer or license by the licensee (within the applicable field of use) of the Intellectual Property Rights.

          (e) Notwithstanding the foregoing or anything else contained herein, the transfer of the Technologies Assets, and assumption of the Technologies Liabilities, primarily related to FranRica Systems located in Stockton, California and Food Process Systems located in Madera, California shall be effected as provided in the California Separation and Transfer Agreement attached as Exhibit G.
            ---------

          (f) The fees, costs and expenses (and other out-of-pocket losses) attributable to the Contribution shall be allocated pursuant to Schedule 2.1(f).
                                                                ---------------

          SECTION 2.2  Conditions Precedent to Consummation of the
                       -------------------------------------------
Contribution.  The obligations of the parties to consummate the Contribution
------------
shall be conditioned on the satisfaction, or waiver by Parent, of the following conditions:

          (a) Final approval of the Contribution shall have been given by the Board of Directors of Parent in its sole discretion; and

          (b) The conditions precedent to the consummation of the IPO set forth in Section 3.4 hereof shall have been satisfied or waived pursuant to such
   -----------
Section 3.4.
-----------

          SECTION 2.3  Certain Foreign Transfers.  (a) Parent shall use its
                       -------------------------
reasonable best efforts to effect the legal separation of the Technologies Assets and Technologies Liabilities, on the one hand, from the Parent Assets and Parent Liabilities, on the other hand, that are located in jurisdictions outside the United States prior to or at the Assumption Time. If all of the transactions necessary to effectuate such legal separation in jurisdictions outside the United

States are not completed on or before the Assumption Time, and such failure delays the legal separation of such Technologies Assets and Technologies Liabilities, on one hand, from Parent Assets and Parent Liabilities, on the other hand, within the United States, then Parent shall use its reasonable best efforts to complete such legal separation as soon as practicable at the Assumption Time or as promptly as practicable thereafter. Such separation shall be effected pursuant to the transactions (including asset transfers, stock transfers, spin-offs, mergers, demergers, reorganizations, consolidations and other transfers) set forth on Schedule 2.3(a) hereto, which may be effected
                              ---------------
before, simultaneously with or after the consummation of the IPO as described on such Schedule (collectively, the "Foreign Transfers"). Any Foreign Transfer that
                                  -----------------
occurs after the Assumption Time shall be effected pursuant to a binding commitment in existence at the Assumption Time.

          (b) The Foreign Transfer Taxes and U.S. Transfer Taxes shall be borne by Technologies.

          (c) If, in order to complete a material Foreign Transfer of Technologies Assets and Technologies Liabilities, prior to the Assumption Time it becomes necessary to make a Non-Technologies Business Transfer, then as promptly as practicable following the Non-Technologies Business Transfer, Technologies shall, or shall cause the member of the Technologies Group, to transfer the Non-Technologies Business to Parent. Technologies shall remit to Parent, or the appropriate member of the Parent Group as directed by Parent, all cash flows generated by any Non-Technologies Business from and including the Assumption Time to and including the date of such transfer. In addition, Technologies shall bear all Foreign Transfer Taxes associated with transferring any Non-Technologies Business back to Parent.

          (d) Notwithstanding anything herein to the contrary, to the extent that as a result of any of the Foreign Transfers, goodwill or other non-patented intangible property of the Technologies Business remains in the Parent or any member of Parent Group, then Parent shall, and shall cause any member of Parent Group to, (i) undertake all reasonable action to ensure that such goodwill or non-patented intellectual property is transferred to Technologies as promptly as practicable; and (ii) until such transfer is completed, neither Parent nor any Parent Subsidiaries shall use such goodwill or non-patented intellectual property.

          (e) Notwithstanding anything herein to the contrary, to the extent that as a result of any of the Foreign Transfers, goodwill or other non-patented intangible property related to any business other than the Technologies Business remains in Technologies or any member of Technologies Group, then Technologies shall, and shall cause any member of Technologies Group to, (i) undertake all reasonable action to ensure that such goodwill or other non-patented intellectual property is transferred to Parent as promptly as practicable; and
(ii) until such transfer is completed, neither Technologies nor any Technologies Subsidiaries shall use such goodwill or non-patented intellectual property.

          SECTION 2.4  Ancillary Agreements.  (a)  Each of Parent and
                       --------------------
Technologies shall, on or prior to the IPO Date, enter into, or cause the appropriate members of the Group of which it is a member to enter into, the Ancillary Agreements in connection with the Separation, including, without limitation, (i)(A) such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment (including the Foreign Transfers) of all of Parent's and its respective Subsidiaries' right, title and interest in and to the Technologies Assets to Technologies or a Technologies Subsidiary pursuant to Section 2.1 and (B) such
                                                      -----------
bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Technologies Liabilities by Technologies or a Technologies Subsidiary pursuant to Section 2.1, and (ii) agreements with
                                         -----------
respect to (A) insurance procedures, (B) transition services pursuant to the Transition Services Agreement or any appropriate foreign transition services agreement, (C) intellectual property licenses as contemplated by Section 2.1(d),
                                                                 --------------
(D) the Tax Sharing Agreement; (E) the Benefits Agreement, (F) the Trademark License Agreement, (G) an agreement relating to certain transfers and assumptions contemplated by Section 2.1(e), and (H) other matters as may be
                            --------------
advisable. The Ancillary Agreements (or, in the case of the forms of agreement attached hereto, any amendments thereto) shall be on terms reasonably acceptable to Parent and Technologies.

          (b) The parties acknowledge and agree that operation by members of the Parent Group or Technologies Group of the Shared Facilities after the Assumption Time may continue to require the joint occupation or use by the parties of certain related premises or facilities (such as waste disposal, utilities, security and other matters). The parties shall enter into appropriate arrangements regarding cost allocation and service provision with respect to these matters, which allocation shall be as described in Section 2.1(f). The
                                                         --------------
agreements described in this paragraph (b) shall be included in the Ancillary Agreements.

          SECTION 2.5  Transfers Not Effected Prior to the Separation;
                       -----------------------------------------------
Transfers Deemed Effective as at the Assumption Time.  To the extent that any
----------------------------------------------------
transfers contemplated by this Article II shall not have been consummated at the
                               ----------
Assumption Time, including, without limitation, any Foreign Transfers, the parties shall cooperate to effect such transfers as promptly following the Assumption Time as shall be practicable. Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; provided,
                                                                  --------
however, that Parent and Technologies and their respective Subsidiaries shall
-------
cooperate to obtain any necessary consents or approvals for the transfer of all Assets and Liabilities contemplated to be transferred pursuant to this Article
                                                                       -------
II.  In the event that any such transfer of Assets or Liabilities has not been
--
consummated effective as of and after the Assumption Time, the party retaining such Asset or Liability shall thereafter hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other action as may be reasonably requested by the party to which such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such Asset or Liability been transferred as contemplated hereby. As and when any such Asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties agree that, as at the Assumption Time, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

          SECTION 2.6  Assumption of Debt.  On or before the Assumption Time,
                       ------------------
Parent and Technologies shall jointly determine the amount that should be drawn down under the Financing Facilities and assumed by Technologies as provided in
Schedule 2.6.
------------

          SECTION 2.7  Certificate of Incorporation; By-laws; Rights Plan.
                       --------------------------------------------------
Prior to the consummation of the IPO, Parent and Technologies shall take all action necessary so that the Amended and Restated Certificate of Incorporation, the Amended and Restated By-laws and the Technologies Rights Plan shall be in effect prior to the closing of the IPO, each substantially in the form of Exhibits D, E and F hereto, respectively (with such changes as Parent and
----------  --    --
Technologies may find acceptable).

                                   ARTICLE III

                       THE IPO AND ACTIONS PENDING THE IPO

          SECTION 3.1  Transactions Prior to the IPO.  Subject to the
                       -----------------------------
conditions specified in Section 3.4, Parent and Technologies shall use their
                        -----------
reasonable best efforts to take all actions necessary to consummate the IPO.

          SECTION 3.2  Proceeds.  The IPO will be a primary offering of
                       --------
Technologies Common Stock and the net proceeds of the IPO will be used by Technologies to reduce the amount of indebtedness under the Financing Facilities.

          SECTION 3.3  Costs and Expenses.  Technologies shall pay all third
                       ------------------
party costs, fees and expenses relating to the IPO and Contribution, all of the reimbursable expenses of the managing underwriters pursuant to the Underwriting Agreements, all of the costs of producing and filing the IPO Registration Statement and printing, mailing and otherwise distributing the prospectus contained in the IPO Registration Statement, as well as the underwriters' discount as provided in the Underwriting Agreements.

          SECTION 3.4  Conditions Precedent to Consummation of the IPO.  The
                       -----------------------------------------------
obligations of the parties to consummate the IPO shall be conditioned on the satisfaction, or waiver by Parent, of the following conditions:

          (a) Final approval of the IPO shall have been given by the Board of Directors of Parent in its sole discretion.

          (b) The IPO Registration Statement shall have been filed and declared effective by the SEC, and there shall be no stop-order in effect with respect thereto.

          (c) The actions and filings necessary or appropriate under state securities and Blue Sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO shall have been taken and, where applicable, have become effective or been accepted.

          (d) The Technologies Common Stock to be issued in the IPO shall have been accepted for listing on the NYSE, on official notice of issuance.

          (e) Technologies shall have entered into the Underwriting Agreements and all conditions to the obligations of Technologies and the managing underwriters shall have been satisfied or waived.

          (f) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation, the Contribution, the IPO or the Distribution or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

          (g)  This Agreement shall not have been terminated.

          (h) All Consents and Governmental Approvals required in connection with the Contribution and the IPO shall have been received, except where the failure to obtain such consents or approvals would not have a material adverse effect on either (A) the ability of the parties to consummate the transactions contemplated by this Agreement and the Ancillary Agreements or
     (B) the business, assets, liabilities, financial condition or results of operations of Technologies and its Subsidiaries, taken as a whole.

                                   ARTICLE IV

                                THE DISTRIBUTION

          SECTION 4.1  Record Date and Distribution Date.  Subject to the
                       ---------------------------------
satisfaction of the conditions set forth in Section 4.6, the Board of Directors
                                            -----------
of Parent shall establish the Record Date and the Distribution Date, as applicable, and any appropriate procedures in connection with a Distribution.

          SECTION 4.2  The Agent.  Prior to the Distribution Date, Parent shall
                       ---------
enter into an agreement with the Agent providing for, among other things, the completion of the Distribution in accordance with this Article IV.
                                                       ----------

          SECTION 4.3  Delivery of Share Certificates to the Agent.  Prior to
                       -------------------------------------------
the Distribution Date, Parent shall deliver to the Agent a share certificate representing (or authorize the related book-entry transfer of) all of the outstanding shares of Technologies Common Stock to be distributed in connection with the completion of the Distribution. After the Distribution Date, upon the request of the Agent, Technologies shall provide all certificates for shares (or book-entry transfer authorizations) of Technologies Common Stock that the Agent shall require in order to effectuate the Distribution.

          SECTION 4.4  Actions Prior to the Distribution.  (a)  Parent and
                       ---------------------------------
Technologies shall prepare and mail, to holders of Parent Common Stock, such information concerning Technologies and its business, operations and management, the Distribution and such other matters as Parent shall reasonably determine and as may be required by law, including the Securities Act and Exchange Act, if applicable (the "Distribution Information Statement"). Parent and Technologies
                 ----------------------------------
will prepare, and, to the extent required under applicable law, file with the SEC such Distribution Information Statement and any requisite no-action letters which Parent determines are necessary or desirable to effectuate the Distribution and Parent and Technologies shall each use their respective reasonable best efforts to obtain all necessary approvals from the SEC with respect thereto, if any, as soon as practicable.

          (b) Parent and Technologies shall take all such action as Parent may determine necessary or appropriate under state securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

          SECTION 4.5  The Distribution.  (a) Subject to the terms and
                       ----------------
conditions of this Agreement, in the event that Distribution is effected by means of a Spin-Off, each holder of Parent Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of Technologies Common Stock equal to the number of shares of Parent Common Stock held by such holder on the Record Date multiplied by a fraction, the numerator of which is the number of shares of Technologies Common Stock beneficially owned by Parent or any other member of the Parent Group on the Record Date (after giving effect to the IPO) and the denominator of which is the number of shares of Parent Common Stock outstanding on the Record Date.

          (b) Subject to the terms and conditions of this Agreement, in the event that the Distribution is effected by means of a Split-Off, Parent shall determine in its discretion the exchange ratio that provides for the number of Parent Technologies Shares to be offered per share of Parent Common Stock in such Split-Off.

          (c) No certificates representing fractional shares of Technologies Common Stock shall be distributed in the Distribution. Parent shall direct the Agent (1) to determine the number of whole shares and fractional shares of Technologies Common Stock to be issued in the Distribution as soon as practicable after such determination is feasible and (2) as soon as practicable thereafter to aggregate all such fractional shares and sell the whole shares obtained thereby in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to the holders of Parent Common Stock entitled to receive such proceeds in lieu of fractional shares an amount in cash equal to such holder's ratable share of the proceeds of such sale, without interest, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale.

          SECTION 4.6  Conditions to Obligations.  The obligations of the
                       -------------------------
parties hereto to consummate the Distribution are subject to the satisfaction, or waiver by Parent, of each of the following conditions:

          (a) Final approval of the Distribution shall have been given by the Board of Directors of Parent in its sole discretion.

          (b) The actions and filings necessary or appropriate under federal and state securities laws and state blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the Distribution (including, if applicable, any actions and filings relating to the Distribution Information Statement) shall have been taken and, where applicable, have become effective or been accepted.

          (c) The Technologies Common Stock to be issued in the Distribution shall have been accepted for listing on the NYSE, subject to official notice of issuance.

          (d) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation, the Contribution, the IPO or the Distribution or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

          (e) A private letter ruling from the Internal Revenue Service, in form and substance satisfactory to Parent, shall have been obtained, and shall continue in effect, to the effect that no gain or loss will be recognized by Parent, Technologies, or Parent's or Technologies' shareholders for federal income tax purposes as a result of (i) the IPO; (ii) the Distribution, (iii) the Contribution; and (iv) the Internal Spin-Off.

          (f) All Consents and Governmental Approvals required in connection with the transactions contemplated hereby shall have been received, except where the failure to obtain such consents or approvals would not have a material adverse effect on either (A) the ability of the parties to consummate the transactions contemplated by this Agreement and the Ancillary Agreements or (B) the business, assets, liabilities, financial condition or results of operations of Technologies and its Subsidiaries, taken as a whole.

          (g)  Any adjustment to be made pursuant to Section 2.6 shall have been
                                                     -----------
     agreed upon by Parent and Technologies.

          (h)  This Agreement shall not have been terminated.

          SECTION 4.7  Costs and Expenses.  Parent shall pay all third party
                       ------------------
costs, fees and expenses relating to the Distribution.

          SECTION 4.8  Satisfaction or Waiver.  Any determination made by the
                       ----------------------
Board of Directors of Parent on behalf of such party hereto prior to the Distribution Date concerning the satisfaction or waiver of any or all of the conditions set forth in this Section 4.8 shall be conclusive.
                             -----------

                                    ARTICLE V

                          SURVIVAL AND INDEMNIFICATION

          SECTION 5.1  Survival of Agreements.  All covenants and agreements
                       ----------------------
of the parties contained in this Agreement shall survive each of the Contribution, the IPO and the Distribution.

          SECTION 5.2  Indemnification.  (a)  Except as specifically otherwise
                       ---------------
provided in the Ancillary Agreements and without regard as to when any transfer, sale, disposition or other conveyance (including, without limitation, the Foreign Transfers) is completed, from and after Assumption Time the Parent Group shall indemnify, defend and hold harmless the Technologies Indemnitees from and against (i) all Indemnifiable Losses relating to, arising out of or resulting from the failure of any member of the Parent Group (x) to pay, perform or otherwise promptly discharge any Parent Liabilities (including, without limitation, all Liabilities specifically excluded from the definition of Technologies Liabilities herein), whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before or after the Distribution Date, or (y) to perform any of its obligations under this Agreement (including the obligation to effect the transfers as provided in the last sentence of Section 2.1(a)); and (ii) all Indemnifiable Losses relating to,
            ---------------
arising out of or resulting from the Parent Business and any Parent Liability.

          (b) Except as specifically otherwise provided in the Ancillary Agreements and without regard as to when any transfer, sale, disposition or other conveyance (including, without limitation, the Foreign Transfers) is completed, from and after the Assumption Time, the Technologies Group shall indemnify, defend and hold harmless the Parent Indemnitees from and against (i) all Indemnifiable Losses relating to, arising out of or resulting from the failure of any member of the Technologies Group (x) to pay, perform or otherwise promptly discharge any Technologies Liabilities, whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before or after the Distribution Date, or (y) to perform any of its obligations under this Agreement; (ii) all Indemnifiable Losses relating to, arising out of or resulting from the Technologies Business and any Technologies Liability; and (iii) all Indemnifiable Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact required to be stated, in any portion of the IPO Registration Statement or the Distribution Information Statement (or any preliminary or final form thereof or any amendment thereto), or necessary to make the statements therein not misleading.

          (c) If any Indemnity Payment required to be made hereunder or under any Ancillary Agreement is denominated in a currency other than United States dollars, such payment shall be made in United States dollars and the amount thereof shall be computed using the Foreign Exchange Rate for such currency determined as of the date on which such Indemnity Payment is made.

          SECTION 5.3 Procedures for Indemnification for Third-Party Claims.
                       -----------------------------------------------------
(a) Parent shall, and shall cause the other Parent Indemnitees to, notify Technologies in writing promptly after learning of any Third-Party Claim for which any Parent Indemnitee intends to seek indemnification from Technologies under this Agreement. Technologies shall, and shall cause the other Technologies Indemnitees to, notify Parent in writing promptly after learning of any Third-Party Claim for which any Technologies Indemnitee intends to seek indemnification from Parent under this Agreement. The failure of any Indemnitee to give such notice shall not relieve any Indemnifying Party of its obligations under this Article V except to the extent that such Indemnifying Party or its
           ---------
Affiliate is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail considering the Information provided to the Indemnitee.

          (b)  Except as otherwise provided in paragraph (c) of this Section
                                                                     -------
5.3, an Indemnifying Party may, by notice to the Indemnitee and to Parent, if
---
Technologies is the

Indemnifying Party, or to the Indemnitee and Technologies, if Parent is the Indemnifying Party, at any time after receipt by such Indemnifying Party of such Indemnitee's notice of a Third-Party Claim, undertake (itself or through another member of the Group of which the Indemnifying Party is a member) the defense or settlement of such Third-Party Claim. If an Indemnifying Party undertakes the defense of any Third-Party Claim, such Indemnifying Party shall thereby admit its obligation to indemnify the Indemnitee against such Third-Party Claim, and such Indemnifying Party shall control the investigation and defense or settlement thereof, and the Indemnitee may not settle or compromise such Third-Party Claim, except that such Indemnifying Party shall not (i) require any Indemnitee, without its prior written consent, to take or refrain from taking any action in connection with such Third-Party Claim, or make any public statement, which such Indemnitee reasonably considers to be against its interests, or (ii) without the prior written consent of the Indemnitee and of Parent, if the Indemnitee is a Parent Indemnitee, or the Indemnitee and of Technologies, if the Indemnitee is a Technologies Indemnitee, consent to any settlement that does not include as a part thereof an unconditional release of the Indemnitees from liability with respect to such Third-Party Claim or that requires the Indemnitee or any of its Representatives or Affiliates to make any payment that is not fully indemnified under this Agreement or to be subject to any non-monetary remedy; and subject to the Indemnifying Party's control rights, as specified herein, the Indemnitees may participate in such investigation and defense, at their own expense. Following the provision of notices to the Indemnifying Party, until such time as an Indemnifying Party has undertaken the defense of any Third-Party Claim as provided herein, such Indemnitee shall control the investigation and defense or settlement thereof, without prejudice to its right to seek indemnification hereunder.

          (c) If an Indemnitee reasonably determines that there may be legal defenses available to it that are different from or in addition to those available to its Indemnifying Party which make it inappropriate for the Indemnifying Party to undertake the defense or settlement thereof, then such Indemnifying Party shall not be entitled to undertake the defense or settlement of such Third-Party Claim; and counsel for the Indemnifying Party shall be entitled to conduct the defense of such Indemnifying Party and counsel for the Indemnitee (selected by the Indemnitee) shall be entitled to conduct the defense of such Indemnitee, it being understood that both such counsel shall cooperate with each other to conduct the defense or settlement of such action as efficiently as possible.

          (d) In no event shall an Indemnifying Party be liable for the costs, fees and expenses of more than one counsel for all Indemnitees (in addition to its own counsel, if any) in connection with any one action, or separate but similar or related actions, in the same jurisdiction arising out of the same general allegations or circumstances.

          (e) Technologies shall, and shall cause the other Technologies Indemnitees to, and Parent shall, and shall cause the other Parent Indemnitees to, make available to each other, their counsel and other Representatives, all information and documents reasonably available to them which relate to any Third-Party Claim, and otherwise cooperate as may reasonably be required in connection with the investigation, defense and settlement thereof, subject to the terms and conditions of a mutually acceptable joint defense agreement. Any joint defense agreement entered into by Technologies or Parent with any third party relating to any Third-Party Claim shall provide that Technologies or Parent may, if requested, provide information obtained through any such agreement to the Technologies Indemnitees and/or the Parent Indemnitees.

          SECTION 5.4  Remedies Cumulative.  The remedies provided in this
                       -------------------
Article V shall be cumulative and shall not preclude assertion by any Indemnitee
---------
of any other rights or the seeking of any other remedies against any Indemnifying Party. However, the procedures set forth in Section 5.3 shall be
                                                          -----------
the exclusive procedures governing any indemnity action brought under this Agreement, except as otherwise specifically provided in any of the Ancillary Agreements.

                                   ARTICLE VI

                          CERTAIN ADDITIONAL COVENANTS

          SECTION 6.1  Notices to Third Parties.  In addition to the actions
                       ------------------------
described in Section 6.2, the members of the Parent Group and the members of the
             -----------
Technologies Group shall cooperate to make all other filings and give notice to and obtain any Consent or Governmental Approval that may reasonably be required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

          SECTION 6.2  Licenses and Permits.  Each party hereto shall cause
                       --------------------
the appropriate members of its Group to prepare and file with the appropriate Governmental Authorities applications for the transfer or issuance, as may be necessary or advisable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, to its Group of all material Governmental Approvals required for the members of its Group to operate its Business after the Assumption Time. The members of the Technologies Group and the members of the Parent Group shall cooperate and use all reasonable efforts to secure the transfer or issuance of the Governmental Approvals.

          SECTION 6.3  Intercompany Agreements; Intercompany Accounts.  (a)
                       ----------------------------------------------
All contracts, licenses, agreements, commitments or other arrangements, formal or informal, between any member of the Parent Group, on the one hand, and any member of the Technologies Group, on the other hand, in existence as at the Assumption Time, pursuant to which any member of either Group makes payments in respect of Taxes to any member of the other Group or provides to any member of the other Group goods or services (including, without limitation, management, administrative, legal, financial, accounting, data processing, insurance or technical support), or the use of any Assets of any member of the other Group, or the secondment of any employee, or pursuant to which rights, privileges or benefits are afforded to members of either Group as Affiliates of the other Group, shall terminate effective as at the Assumption Time, except as specifically provided herein or in the Ancillary Agreements. From and after the Assumption Time, no member of either Group shall have any rights under any such contract, license, agreement, commitment or arrangement with any member of the other Group, except as specifically provided herein or in the Ancillary Agreements.

          (b) After the Assumption Time, the parties shall be obligated to pay only those intercompany accounts between members of the Technologies Group and members of the Parent Group that arose in connection with transfers of goods and services in the ordinary course of business, consistent with past practices (which the parties shall use reasonable best efforts to settle prior to the Assumption Time), and all other intercompany accounts shall be settled by the transfer of financial assets as at the Assumption Time, except as otherwise contemplated by this Agreement.

          SECTION 6.4  Guarantee Obligations.  (a)  Parent and Technologies
                       ---------------------
shall cooperate, and shall cause their respective Groups to cooperate, to terminate, or to cause a member of the Parent Group to be substituted in all respects for any member of the Technologies Group in respect of, all obligations of any member of the Technologies Group under any Parent Liabilities for which such member of the Technologies Group may be liable, as guarantor, original tenant, primary obligor or otherwise. If such a termination or substitution is not effected by the Assumption Time, (i) Parent shall indemnify and hold harmless the Technologies Indemnitees for any Indemnifiable Loss arising from or relating thereto, and (ii) without the prior written consent of any officer of Technologies who is not also an officer of Parent, from and after the Assumption Time, Parent shall not, and shall not permit any member of the Parent Group or any of its Affiliates to, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, contract or other obligation for which any member of the Technologies Group is or may be liable unless all obligations of the Technologies Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to any officer of Technologies who is not also an officer of Parent; provided that the limitations in clause (ii) shall not apply in the event that a
--------
member of the Parent Group obtains a letter of credit from a financial institution reasonably acceptable to Technologies and for the benefit of Technologies with respect to such obligation of the Technologies Group.

          (b) Parent and Technologies shall cooperate, and shall cause their respective Groups to cooperate, to terminate, or to cause a member of the Technologies Group to be substituted in all respects for any member of the Parent Group in respect of, all obligations of any member of the Parent Group under any Technologies Liabilities for which such member of the Parent Group may be liable, as guarantor, original tenant, primary obligor or otherwise. If such a termination or substitution is not effected by the Assumption Time, (i) Technologies shall indemnify and hold harmless the Parent Indemnitees for any Indemnifiable Loss arising from or relating thereto, and (ii) without the prior written consent of any officer of Parent who is not also an officer of Technologies, from and after the Assumption Time, Technologies shall not, and shall not permit any member of the Technologies Group to, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, contract or other obligation for which any member of the Parent Group is or may be liable unless all obligations of the Parent Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to any officer of Parent who is not also an officer of Technologies; provided that the limitations contained in clause (ii) shall not apply in the
--------                                   -----------
event that a member of the Technologies Group obtains a letter of credit from a financial institution reasonably acceptable to Parent and for the benefit of Parent with respect to such obligation of the Parent Group.

          SECTION 6.5  Further Assurances.  (a)  In addition to the actions
                       ------------------
specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable best efforts, prior to, on and after the Assumption Time, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements. Each of the parties hereby appoints the individuals so identified on Schedule 6.5(a)
                                                                ---------------
to act as its agent and attorney-in-fact with full right and power to execute any instruments necessary to transfer any Asset allocated to any other Person.

          (b) Without limiting the foregoing, prior to, on and after the Assumption Time, each party hereto shall cooperate with the other parties, and without any further consideration, but at the expense of the requesting party, to cause to be executed and delivered all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the Technologies Assets and the assignment and assumption of the Technologies Liabilities and the other transactions contemplated hereby and thereby. On or prior to the Assumption Time, Parent and Technologies in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each properly ratify any actions which are reasonably necessary or desirable to be taken by Parent and Technologies, or any of their respective Subsidiaries, as the case may be, to effectuate the transactions contemplated by this Agreement. On or prior to the Assumption Time, Parent and Technologies shall take all actions as may be necessary to approve the stock-based employee benefit plans of Technologies in order to satisfy any applicable requirement, including Rule 16b-3 under the Exchange Act, Section 162(m) of the Code and the rules and regulations of the NYSE.

          (c) Parent and Technologies, and each of the members of their respective Groups, waive (and agree not to assert against the other) any claim or demand that any of them may have against the other for any Liabilities or other claims relating to or arising out of: (i) the failure of Technologies or any member of the Technologies Group, on the one hand, or of Parent or any member of the Parent Group, on the other hand, to provide any notification or disclosure required under any state Environmental Law in connection with the Separation or the other transactions contemplated by this Agreement, including the transfer by any member of any Group to any member of any other Group of ownership or operational control of any Assets not previously owned or operated by such transferee; or (ii) any inadequate, incorrect or incomplete notification or disclosure under any such state Environmental Law by the applicable transferor. To the extent any Liability to any Governmental Authority or any third party arises out of any action or inaction described in clause (i) or (ii) above, the transferee of the applicable Asset hereby assumes and agrees to pay any such Liability.

          (d) If either party identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement or any Ancillary Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which the other party will provide such service.

          SECTION 6.6  Qualification as Tax-Free Distribution.  After the
                       --------------------------------------
Assumption Time, neither Parent nor Technologies shall take, or permit any member of its respective Group to take, any action which could reasonably be expected to prevent the Distribution from qualifying as a tax-free distribution within the meaning of
Section 355 of the Code or any other transaction contemplated by this Agreement or any Ancillary Agreement which is intended by the parties to be tax-free from failing so to qualify.

          SECTION 6.7  Non-Solicitation.  Neither Parent nor Technologies
                       ----------------
shall, or shall permit any member of its respective Group to, for a period of eighteen (18) months following the Assumption Time directly or indirectly, solicit for employment or employ any employee of the other party's Group; provided, however, that neither party shall be prohibited from employing any such person whose has been terminated by a member of a Group and who contacts a member of the other Group at his or her own initiative and without any direct or indirect solicitation by such Group. Notwithstanding the foregoing, general solicitation of employment published in a journal, newspaper or any other publication of general circulation or on the worldwide web and not specifically directed towards such employees shall not be deemed to be in violation of this
Section 6.7.
-----------

          SECTION 6.8  Aircraft.  Technologies and Parents shall equally divide
                       ---------
the amount of any gain or loss, and the payment of any tax incurred or tax benefit of any loss incurred thereby, incurred by the sale of the corporate aircraft of Parent.

                                   ARTICLE VII

                              ACCESS TO INFORMATION

          SECTION 7.1  Agreement for Exchange of Information.  (a) Each of
                       -------------------------------------
Parent and Technologies, on behalf of its respective Group, agrees to provide, or cause to be provided, to the other Group, at any time before, on or after the Assumption Time, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or Tax laws) by a Governmental Authority having jurisdiction over the requesting party including in connection with any Registration Statement, (ii) for use in any other judicial, regulatory, administrative, Tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, Tax or other similar requirements, or (iii) to comply with its obligations under this Agreement or any Ancillary Agreement; provided, however, that in the event that any party determines that
           --------  -------
any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Parent and Technologies intend that any transfer of Information that would otherwise be within the attorney-client privilege shall not operate as a waiver of any potentially applicable privilege. Each party shall make its employees and facilities available during normal business hours and on reasonable prior notice to provide explanation of any Information provided hereunder.

          (b) After the Assumption Time, Technologies shall provide, or cause to be provided, to Parent in such form as Parent shall request, at no charge to Parent, all historical financial and other data and Information as Parent determines necessary or advisable in order to prepare Parent financial statements and reports or filings with any Governmental Authority.

          SECTION 7.2  Ownership of Information.  Any Information owned by one
                       ------------------------
Group that is provided to a requesting party pursuant to Section 7.1 shall be
                                                         -----------
deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

          SECTION 7.3  Compensation for Providing Information.  The party
                       --------------------------------------
requesting such Information agrees to reimburse the other party for the reasonable out-of-pocket costs, fees and expenses, if any, of creating, gathering and copying such Information, to the extent that such costs, fees and expenses are incurred for the benefit of the requesting party, provided that reasonable detail of such costs, fees and expenses have been provided.

          SECTION 7.4  Record Retention.  To facilitate the possible exchange
                       ----------------
of Information pursuant to this Article VII and other provisions of this
                                -----------
Agreement after the Assumption Time, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control at the Assumption Time in accordance with the policies of Parent as in effect at the Assumption Time. No party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement prior to sixty (60) days after the date of expiry of the applicable statute of limitations (giving effect to any extensions) with respect to such Information or three (3) years from the Distribution Date, whichever is later, without first using its reasonable best efforts to notify the other party of such proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction.

          SECTION 7.5  Limitation of Liability.  No party shall have any
                       -----------------------
Liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate, in the absence of willful misconduct or fraud by the party providing such Information. No party shall have any Liability to any other party if any Information is destroyed after reasonable best efforts by such party to comply with the provisions of
Section 7.4.
-----------

          SECTION 7.6  Other Agreements Providing for Exchange of Information.
                       ------------------------------------------------------
The rights and obligations granted under this Article VII are subject to any
                                              -----------
specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

          SECTION 7.7  Production of Witnesses; Records; Cooperation.  (a)
                       ---------------------------------------------
After the Assumption Time, except in the case of an Action by one party hereto against the other party hereto (which shall be governed by such discovery rules as may be applicable thereto), each party hereto shall use its reasonable best efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all out-of-pocket costs, fees and expenses (including allocated costs of in-house counsel and other personnel) in connection therewith.

          (b) If an Indemnifying Party or Parent chooses to defend or to seek to compromise or settle any pending or threatened Third-Party Claim, Parent or such other party, as the case may be, shall use its reasonable best efforts to make available to the other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

          (c) Without limiting the foregoing, the parties shall reasonably cooperate and consult to the extent reasonably necessary with respect to any Actions.

          (d)  Without limiting any provision of this Section 7.7, each of the
                                                      -----------
parties agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect to any Intellectual Property Rights and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

          (e) The obligation of the parties to provide witnesses pursuant to this Section 7.7 is intended to be interpreted in a manner so as to facilitate
     -----------
cooperation and shall include the obligation to provide as witnesses inventors, directors, officers, employees, other personnel and agents without regard to whether any such individual could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 7.7(a)).
                                                    --------------

          (f)  In connection with any matter contemplated by this Section 7.7,
                                                                  -----------
the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

          SECTION 7.8  Confidentiality.  (a)  Subject to Section 7.9, each of
                       ---------------                   -----------
Parent and Technologies, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that such party then uses with respect to its own confidential and proprietary information, all Information concerning each such other Group that is either in its possession (including Information in its possession prior to any of the date hereof, the Assumption Time or the

Distribution Date) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality obligation, or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

          (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 7.9. Without limiting the foregoing, when any
                -----------
Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

          SECTION 7.9  Protective Arrangements.  In the event that any party
                       -----------------------
or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                  ARTICLE VIII

                        NO REPRESENTATIONS OR WARRANTIES

          SECTION 8.1  No Representations or Warranties.  Except as expressly
                       --------------------------------
set forth herein or in any other Ancillary Agreement, Technologies understands and agrees that no member of the Parent Group is, in this Agreement or in any other agreement or document, representing or warranting to Technologies or any member of the Technologies Group in any way as to the Technologies Assets, the Technologies Business or the Technologies Liabilities, it being agreed and understood that Technologies and each member of the Technologies Group shall take all of the Technologies Assets "as is, where is." Except as expressly set forth herein or in any other Ancillary Agreement and subject to Sections 5.1,
                                                                ------------
5.2, 6.5 and 11.1(b), Technologies and each member of the Technologies Group
---  ---     -------
shall bear the economic and legal risk that the Technologies Assets shall prove to be insufficient or that the title of any member of the

Technologies Group to any Technologies Assets shall be other than good and marketable and free from encumbrances. The foregoing shall be without prejudice to any rights under Article II, Section 5.1, Section 5.2 and Section 6.5 or to
                    ----------  -----------  -----------     -----------
the covenants otherwise contained in this Agreement or any other Ancillary Agreement.

                                   ARTICLE IX

                               REGISTRATION RIGHTS

          SECTION 9.1  Demand Registration Rights. (a) Parent shall have the
                       --------------------------
right, exercisable on multiple occasions from time to time after the expiration of the lock-up period specified in the Underwriting Agreements, but no more frequently than twice during any 12-month period, to require Technologies to register for offer and sale under the Securities Act (a "Demand") all or a
                                                         ------
portion of the Technologies Common Stock ("Demand Shares") held by Parent or any
                                           -------------
Parent Subsidiary; provided that Parent shall not be entitled to make a Demand
                   --------
hereunder unless (i) the Demand Shares represents at least 5% of the aggregate shares of Technologies Common Stock then issued and outstanding and (ii) Parent holds not less than 10% of the then outstanding Technologies Common Stock on the date that Parent requests such Demand. Upon receiving a request for such Demand, Technologies shall use reasonable best efforts (i) to file as promptly as reasonably practicable a registration statement on such form as Technologies may reasonably deem appropriate (provided that Technologies shall not be
                             --------
obligated to register any securities on a "shelf" registration statement or otherwise to register securities for offer or sale on a continuous or delayed basis) providing for the registration of the sale of such Demand Shares pursuant to the intended method of distribution requested by Parent (a "Demand
                                                               ------
Registration"), and (ii) to cause such registration statement first to become
------------
effective and then to remain effective for such period of time (not to exceed 90 days from the day such registration statement first becomes effective, subject to extension to the extent of any suspension in the obligation to keep effective provided below) as may be reasonably necessary to effect such offers and sales.

          (b) Notwithstanding anything in this Agreement to the contrary, Technologies shall be entitled to postpone and delay, for reasonable periods of time, but in no event more than an aggregate of 60 days during any 12-month period (a "Blackout Period"), the filing or effectiveness of any registration
           ---------------
statement relating to a Demand Registration if Technologies shall determine that any such filing or the offering of any Demand Shares would, (i) in the good faith judgment of the Board of Directors of Technologies, impede, delay or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization or other similar transaction involving Technologies,
(ii) based upon advice from an investment banker or financial advisor, adversely affect any pending or contemplated financing, offering or sale of any class of securities by Technologies or (iii) in the good faith judgment of the Board of Directors of Technologies, require disclosure of material non-public information (other than information relating to an event described in clauses (i) or (ii) above) which, if disclosed at such time, would be harmful to the best interests of Technologies and its stockholders; provided, however, that in each case
                                      --------  -------
Technologies shall give written notice to Parent of its determination to postpone or delay the filing of any Demand Registration; and provided, further,
                                                             --------  -------
that in each case in the event that Technologies proposes to register Technologies Common Stock, whether or not for sale for its own account, during a Blackout Period, Parent shall have the right to exercise its rights under

Section 9.2 of this Agreement with respect to such registration, subject to the
-----------
limitations contained in this Agreement on the exercise of such rights.

          (c) In connection with an underwritten offering, if the managing underwriter or co-managing underwriter reasonably and in good faith shall have advised Technologies or Parent that, in its opinion, the number of Demand Shares subject to a Demand Request exceeds the number which can be sold in such offering, Parent shall include in such registration the number of Demand Shares that, in the opinion of such managing underwriter or underwriters, can be sold in such offering; provided that if as a result of any reduction pursuant to this
                  --------
paragraph (c), the Technologies Common Stock subject to such Demand represents 5% or less of the aggregate shares of Technologies Common Stock then issued and outstanding, Parent may withdraw such Demand with respect to all Demand Shares covered thereby and such registration shall not count for the purposes of determining the number of Demand Registrations to which Parent is entitled under
Section 9.1(a).
--------------

          (d) In connection with any underwritten offering, the managing underwriter for such Demand Registration shall be selected by Parent, provided
                                                                      --------
that such managing underwriter shall be a nationally recognized investment banking firm and shall be reasonably acceptable to Technologies. Technologies may, at its option, select a nationally recognized investment banking firm reasonably acceptable to Parent to act as co-managing underwriter.

          SECTION 9.2  Piggy-back Registration Rights.  (a) If at any time
                       ------------------------------
Technologies intends to file on its behalf or on behalf of any of its securityholders a registration statement in connection with a public offering of any securities of Technologies on a form and in a manner that would permit the registration for offer and sale of Technologies Common Stock held by Parent or any Parent Subsidiary, other than a registration statement on Form S-8 or Form S-4, then Technologies shall give written notice (an "Intended Offering Notice")
                                                      ------------------------
of such intention to Parent at least 20 business days prior to the anticipated filing date of such registration statement. Such Intended Offering Notice shall offer to include in such registration statement for offer to the public such number of shares of Common Stock as Parent may request, subject to the conditions set forth herein, and shall specify, to the extent then known, the number and class of securities proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter or underwriters of such securities and a good faith estimate by Technologies of the proposed maximum offering price of such securities, as such price is proposed to appear on the facing page of such registration statement. Parent shall advise Technologies in writing (such written notice being a "Piggy-back Notice") not later than 10
                                      -----------------
business days after Technologies' delivery to Parent of the Intended Offering Notice, if Parent desires to participate in such offering. The Piggy-back Notice shall set forth the number of shares of Technologies Common Stock that Parent desires to have included in the registration statement and offered to the public (the "Piggy-back Shares"). Upon the request of Technologies, Parent shall
      -----------------
enter into such underwriting, custody and other agreements as are customary in connection with registered secondary offerings or necessary or appropriate in connection with the offering.

               (b) In connection with an underwritten offering pursuant to this
Section 9.2, if the managing underwriter or underwriters advise Technologies and
-----------
Parent in writing that in its or their opinion the number of securities proposed to be registered exceeds the number that can be sold in such offering, Technologies shall include in such registration the number of securities that, in the opinion of such managing underwriter or underwriters, can be sold as follows: (i) first, the securities that Technologies proposes to sell, (ii) second, Piggy-back Shares requested to be included in such registration by Parent and (iii) third, other securities requested to be included in such registration.

          SECTION 9.3  Registration Procedures. In connection with any
                       -----------------------
registration statement registering either Demand Shares or Piggy-back Shares (a "Registration Statement"), the following provisions shall apply:
 ----------------------

          (a) Before filing a Registration Statement or the prospectus included therein, Technologies will furnish to Parent and the managing underwriter or underwriters, if any, draft copies of all such documents proposed to be filed at least three (3) days prior to such filing, which documents will be subject to the reasonable review of Parent and the managing underwriter or underwriters, if any, and their respective agents and representatives and (x) Technologies will not include in any Registration Statement information concerning or relating to Parent to which Parent shall reasonably object (unless the inclusion of such information is required by applicable law or the regulations of any securities exchange to which Technologies may be subject), and (y) Technologies will not file any Registration Statement pursuant to Section 9.1 or any amendment thereto
                                            -----------
or any prospectus or any supplement thereto to which Parent shall reasonably object.

          (b) Technologies shall furnish to Parent, prior to the time the Registration Statement has been declared effective, a copy of the Registration Statement as initially filed with the SEC, and each amendment thereto and each amendment or supplement, if any, to the prospectus included therein.

          (c)  Subject to Section 9.1(b) and in respect of a Registration
                          --------------
Statement under Section 9.1, Technologies shall use reasonable best efforts to
                -----------
take promptly such action as may be necessary so that (i) each of the Registration Statement and any amendment thereto and the prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case), when it becomes effective, complies in all material respects with the Securities Act and the Exchange Act and the rules and regulations thereunder, (ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the prospectus forming part of the Registration Statement, and any amendment or supplement to such prospectus, does not at any time during the period during which Technologies is required to use reasonable best efforts to keep a Registration Statement effective under Section
                                                                         -------
9.1(a) include an untrue statement of a material fact or omit to state a
------
material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Technologies shall, promptly upon learning thereof, notify Parent of the following, and shall confirm such notice in writing if so requested:

               (i) when a Registration Statement and any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information with respect to the Registration Statement and prospectus;

               (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

               (iv) of the receipt by Technologies of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

               (v) following the effectiveness of any Registration Statement, of the happening of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the prospectus included therein so that, as of such date, such Registration Statement and prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which notice shall be accompanied by an instruction to Parent to suspend the use of the prospectus until the requisite changes have been made, which instruction Parent agrees to follow).

          (e)  In respect of a Registration Statement under Section 9.1 (and not
                                                            -----------
Section 9.2), Technologies shall use reasonable best efforts to prevent the
-----------
issuance, and if issued to obtain the withdrawal, of any stop order suspending the effectiveness of the Registration Statement at the earliest possible time.

          (f) Technologies shall furnish to Parent, without charge, at least one copy of the Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if Parent so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Registration Statement.

          (g) Technologies shall, during the period during which Technologies is required to use reasonable best efforts to keep a Registration Statement continuously effective under Section 9.1(a) or elects to keep a Registration
                             --------------
Statement effective under Section 9.2, deliver to Parent without charge, as many
                          -----------
copies of the prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as Parent may reasonably request, and Technologies consents (except during the continuance of any event described in Section 9.1(b) or Section 9.3(d)(v) hereof) to the use of
                       --------------    -----------------
the prospectus, with any amendment or supplement thereto, by Parent in connection with the offering and sale of any Demand Shares or Piggy-back Shares (such shares, the "Registrable Shares") covered by the prospectus and any
                   -------------------
amendment or supplement thereto during such period.

          (i) Prior to any offering of Registrable Shares pursuant to the Registration Statement, Technologies shall use reasonable best efforts to (i) register or qualify or cooperate with Parent and its counsel in connection with the registration or qualification of such Registrable Shares for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as Parent may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for the period during which Technologies is required to use reasonable best efforts to keep a Registration Statement continuously effective under Section 9.1(a), and (iii)
                                                    --------------
take any and all other reasonable actions requested by Parent which are necessary to enable the disposition in such jurisdictions of such Registrable Shares; provided, however, that in no event shall Technologies be obligated to
        --------  -------
(1) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Agreement or (2) file any general consent to service of process or subject itself to Tax in any jurisdiction where it is not so subject.

          (j) Technologies shall cooperate with Parent to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to the Registration Statement, which certificates shall comply with the requirements of any United States securities exchange upon which any Registrable Shares are listed (provided that nothing herein shall require
                               --------
Technologies to list any Registrable Shares on any securities exchange on which they are not currently listed) and the rules and regulations of the National Association of Securities Dealers, as applicable, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Parent may request in connection with the sale of Registrable Shares pursuant to the Registration Statement.

          (k)  Technologies shall:

               (i) make such reasonable representations and warranties in the applicable underwriting agreement to the underwriters, in form, substance and scope as are customary and as are consistent with the representations and warranties made in the Underwriting Agreements;

               (ii) use reasonable best efforts to cause all Registrable Shares covered by any Registration Statement to be listed on the NYSE or on the principal securities exchange on which Technologies Common Stock is then listed, or if no similar securities are then listed, cause all such Registrable Shares to be listed on a United States national securities exchange or secure designation of each such Regitrable Share as a Nasdaq National Market "national market system security" or secure National Association of Securities Dealers Automated Quotation authorization for such shares;

               (iii) in connection with any underwritten offering, use reasonable best efforts to obtain opinions of counsel to Technologies (which counsel and opinions in form, scope and substance) shall be reasonably satisfactory to the underwriters addressed to the underwriters, covering such matters as are customary to the extent reasonably required by the applicable underwriting agreement;

               (iv) in connection with any underwritten offering, use reasonable best efforts to obtain "cold comfort" letters and updates thereof from the independent public accountants of Technologies (and, if necessary, from the independent public accountants of any subsidiary of Technologies or of any business acquired by Technologies for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to Parent and the underwriters, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings of equity securities;

               (v) in connection with any underwritten offering, use reasonable best efforts to deliver such documents and certificates as may be reasonably requested by Parent and the underwriters, if any, including, without limitation, certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by Technologies; and

               (vi) undertake such obligations relating to expense reimbursement, indemnification and contribution as provided in Section 9.4
                                                                    -----------
     and Article V hereof.
         ---------

          (k) Technologies shall comply with all applicable rules and regulations of the SEC and make available to its security holders an earning statement, as soon as reasonably practicable but in no event later than 90 days after the end of the period of 12 months commencing on the first day of any fiscal quarter next succeeding each sale by Parent of Registrable Shares after the date hereof, which earning statement shall cover such twelve month period and shall satisfy the provisions of Section 11(a) of the Securities Act and may be prepared in accordance with Rule 158 under the Securities Act.

          (l)  In respect of a Registration Statement under Section 9.1 (and not
                                                            -----------
Section 9.2), Technologies shall use reasonable best efforts to take all other
-----------
steps reasonably necessary to effect the timely registration, offering and sale of the Registrable Securities covered by the Registration Statements contemplated hereby.

          (m) Parent shall notify Technologies as promptly as practicable of any inaccuracy or change in Information previously furnished by Parent to Technologies pursuant to Section 7.1 for inclusion in any Registration Statement
                         -----------
or related prospectus or exhibits or of the occurrence of any event, in either case as a result of which any Registration Statement or related prospectus or exhibit contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to Technologies any additional Information required to correct and update any previously furnished Information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 9.4  Registration Expenses.  Technologies shall bear the
                       ---------------------
costs, fees and expenses arising in connection with the performance of its obligations under Section 9.1, Section 9.2 and Section 9.3. Parent shall bear
                  -----------  -----------     -----------
all of the costs, fees and expenses of counsel to

Parent, any applicable underwriting discounts or commissions, and registration or filing fees with respect to the Registrable Shares being sold by Parent.

          SECTION 9.5  Termination of Registration Obligation. Notwithstanding
                       --------------------------------------
anything to the contrary contained in this Agreement, the provisions of Section
                                                                        -------
9.1, Section 9.2 and Section 9.3 shall terminate upon completion of the
---  -----------     -----------
Distribution.

                                    ARTICLE X

                                   TERMINATION

          SECTION 10.1 Termination by Mutual Consent.  This Agreement may be
                       -----------------------------
terminated at any time prior to the Distribution Date by the mutual consent of Parent and Technologies.

          SECTION 10.2 Effect of Termination.  (a)  In the event of any
                       ---------------------
termination of this Agreement prior to consummation of the IPO, no party to this Agreement (or any of its directors or officers) shall have any Liability or further obligation to any other party.

          (b) In the event of any termination of this Agreement on or after the consummation of the IPO, only the provisions of Article IV and Section 6.6 will
                                                ----------     -----------
terminate and the other provisions of this Agreement and each Ancillary Agreement shall remain in full force and effect.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.1 Complete Agreement; Corporate Power.  (a) This Agreement,
                       -----------------------------------
the Exhibits and Schedules hereto and the Ancillary Agreements shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

          (b) Parent represents on behalf of itself and each other member of the Parent Group and Technologies represents on behalf of itself and each other member of the Technologies Group as follows:

               (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and each other Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby; and

               (ii) this Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

          SECTION 11.2 Expenses.  Except as expressly set forth in this
                       --------
Agreement or in any Ancillary Agreement, whether or not the Separation, the IPO or the Distribution are consummated, all third party fees, costs and expenses paid or incurred in connection with the transactions contemplated by this Agreement and the Ancillary Agreements will be paid by the party incurring such fees, costs or expenses.

          SECTION 11.3 Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws that would apply the substantive laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

          SECTION 11.4 Notices.  All notices, requests, claims, demands and
                       -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by standard form of telecommunications, by courier, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to Parent or any member of the Parent Group:

          Prior to the Distribution:        After the Distribution:

          FMC Corporation                   FMC Corporation
          200 East Randolph Drive           1735 Market Street
          Chicago, Illinois 60601           Philadelphia, Pennsylvania 19103
          Attention: General Counsel        Attention: Chief Executive Officer
          Fax: (312) 861-6176               Fax:  (215) 299-5999

          If to Technologies or any member of the Technologies Group:

          FMC Technologies, Inc.
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention: President
          Fax: (312) 861-6176

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 11.4.
                                                       ------------

          SECTION 11.5 Amendment and Modification.  This Agreement may be
                       --------------------------
amended, modified or supplemented only by a written agreement signed by all of the parties hereto.

          SECTION 11.6 Successors and Assigns; No Third-Party Beneficiaries.
                       ----------------------------------------------------
This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for the provisions of Sections 5.2 and 5.3
                                                          ------------     ---
relating to indemnities, which are also for the benefit of the Indemnitees, this Agreement is solely for the benefit of the parties hereto and their Subsidiaries and Affiliates and is not intended to confer upon any other Persons any rights or remedies hereunder.

          SECTION 11.7   Counterparts.  This Agreement may be executed in
                         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 11.8   Interpretation.  The Article and Section headings
                         --------------
contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

          SECTION 11.9   Severability.  If any provision of this Agreement or
                         ------------
the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

          SECTION 11.10  References; Construction. References to any "Article,"
                         ------------------------
"Exhibit," "Schedule" or "Section," without more, are to Articles, Exhibits, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

          SECTION 11.11  Conflict with Ancillary Agreements. Except to the
                         ----------------------------------
extent Section 5.2, 5.3 or 12.1 conflict with the Tax Sharing Agreement, in
       -----------  ---    ----
which case the Tax Sharing Agreement shall govern, the provisions of this Agreement shall govern in the event of any conflict between the provisions of any Ancillary Agreement and this Agreement.

          SECTION 11.12 Post Foreign-Restructuring Capital Contribution.
                         -----------------------------------------------
Parent and Technologies understand and acknowledge that certain trade and government receivables of the chemical operations of the current UK and Irish affiliates of Parent (the "Retained Receivables") are being withheld from the Foreign Restructuring transactions in these jurisdictions in order to minimize the amount of Foreign Transfer Taxes payable in each of these jurisdictions. As a result of these transactions, Technologies will (in accordance with the operation and provision of Schedule 2.6) carry an increased initial amount of indebtedness which reflects the face value of the Retained Receivables. In order to mitigate the future carrying cost on Technologies of the Retained Receivables, Parent agrees to make periodic capital contributions to Technologies. No additional shares of Technologies stock shall be issued in consideration for Parent making such capital contributions. The capital contributions shall be made on a monthly basis (in arrears) until the date that all Retained Receivables are either paid in full or repurchased by the relevant foreign subsidiary of the parent in accordance with the relevant Foreign Restructuring Agreement. The amount of the monthly capital contribution shall be equal to:

     (i)   the sum of:

                (a) the average monthly balance of Retained Receivables of the Lithium, Biopolymer and Agricultural Chemical Business of FMC Corporation (UK) Limited;

                (b) plus average monthly balance of Retained Receivables of the Biopolymer business of FMC International A.G. Irish partnership;

     (ii) times the average monthly LIBOR interest rate for the month in question (as quoted in The Wall Street Journal);

     (iii) times 61%.

Such monthly capital contributions shall be made within ten (10) Business Days following the month end to which the computation relates and shall be payable in US dollars.

                                   ARTICLE XII

                                   NEGOTIATION

          SECTION 12.1   Negotiation.  In the event of any dispute or
                         -----------
disagreement between any member of the Parent Group, on one hand, and any member of the Technologies Group, on the other hand, as to the interpretation of any provision of this Agreement or Ancillary Agreements (or the performance of obligations hereunder or thereunder), the dispute, upon written request of Parent or Technologies, as applicable, shall be referred to representatives of the parties for decision, each party being represented by its Chief Executive Officer. The Chief Executive Officers shall promptly meet in a good faith effort to resolve the dispute or determine a means to resolve the dispute. If the Chief Executive Officers do not agree upon a decision within thirty (30) days after reference of the matter to them, each Parent and Technologies shall be free to exercise all rights and remedies available to them.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        FMC CORPORATION

                                        By:_______________________________
                                           Name:
                                           Title:


                                        FMC TECHNOLOGIES, INC.


                                        By:_______________________________
                                           Name:
                                           Title:

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